FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED JUNE 30, 2025,
QUARTERLY DIVIDEND, AND SHARE REPURCHASE PROGRAM

FRESNO, CALIFORNIA...July 17, 2025...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $7,832,000, and diluted earnings per share of $0.41 for the three months ended June 30, 2025, compared to a net loss of $6,290,000 and $0.33 per diluted common share for the three months ended June 30, 2024. The Company declared a $0.12 per common share cash dividend, payable on August 15, 2025 to shareholders of record as of August 1, 2025.

The Board of Directors of the Company approved the adoption of a share repurchase program for up to 3% of the Company’s outstanding common stock, which represents approximately 573,915 shares based on the total number of outstanding common shares as of July 16, 2025. The share repurchase program will begin on July 22, 2025. The Company will repurchase shares in open-market transactions through brokers, subject to availability, or in privately negotiated transactions. All repurchases will be made at management’s discretion, subject to market conditions and other factors, and in compliance with regulatory requirements.
FINANCIAL HIGHLIGHTS
•Net income during the second quarter decreased to $7.8 million, or $0.41 per diluted common share, compared to net income of $8.3 million and $0.44, respectively, in the first quarter of 2025. The decrease in net income as compared to the trailing quarter was attributable to the increased provision for loan losses during the quarter.
•The Company recorded a provision for credit losses of $2.61 million during the quarter ended June 30, 2025, as compared to a credit to the provision for credit losses of $41,000 during the trailing quarter. The change is attributed to an increase in required reserves totaling $2.64 million on loans, an increase of $161,000 in reserves for unfunded commitments, partially offset by a credit to the provision for HTM securities of $188,000. The additional provision during the quarter was due to strong loan growth and deteriorating economic forecasts as compared to the prior quarter.
•Gross loans increased by $52.5 million or 2.20% for the quarter ended June 30, 2025 compared to the quarter ended March 31, 2025 and increased $65.2 million or 2.80% year-to-date.
•Totals deposits increased by $66.0 million or 2.30% compared to the quarter ended March 31, 2025 and $84.1 million or 2.90% year-to-date.
•Total cost of deposits decreased to 1.43% for the quarter ended June 30, 2025 compared to 1.45% and 1.49% for the quarters ended March 31, 2025 and December 31, 2024, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits totaled 34.48% and 34.30% for the quarters ended June 30, 2025 and March 31, 2025, respectively.
•Net interest margin increased to 4.10% for the quarter ended June 30, 2025, from 4.04% and 3.95% for the quarters ended March 31, 2025 and December 31, 2024, respectively.
•Capital positions remain strong at June 30, 2025 with a 9.48% Tier 1 Leverage Ratio; a 11.42% Common Equity Tier 1 Ratio; a 11.59% Tier 1 Risk-Based Capital Ratio; and a 13.89% Total Risk-Based Capital Ratio.

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Community West Bancshares -- page 2

Reflecting on the first half of 2025, James J. Kim, CEO of the Company, stated, “Midway through 2025, the economic environment and business climate remains uncertain. Key industries across our Central California territory feel the effects of persistent inflation, evolving federal policy including its impact on labor and ongoing trade tensions. Despite these headwinds, the Company remains well-positioned, supported by a strong deposit base, prudent credit management and robust levels of capital and liquidity.”

“Our disciplined approach, combined with longstanding client relationships and a strong team culture focused on exceeding service expectations, continues to drive performance and stability – even amid the uncertainties in our environment.”

“The second quarter 2025 results evidence the continued progress of our Company’s 2024 merger, highlighting the strength of our expanded team, synergies on both the revenue and expense front, broader Central California footprint and well-capitalized balance sheet,” said Shannon Livingston, Executive Vice President and Chief Financial Officer.

“We’re proud of the Company’s continued momentum, reflected in five consecutive quarters of increasing net interest margin. Importantly, the Company’s cost of deposits declined compared to both the prior quarter and year-end 2024, underscoring the strength of our client relationships. Gross loans and total deposits increased during the second quarter and year-to-date. Overall, Company results reflect a positive trajectory and operational strength.”

Results of Operations

	Three months ended
	June 30,	March 31,	June 30,
(In thousands, except share and per-share amounts)	2025	2025	2024
Net interest income before provision (credit) for credit losses	$33,304	$32,182	$29,057
Provision (credit) for credit losses	2,613	(41)	9,831
Net interest income after provision (credit) for credit losses	30,691	32,223	19,226
Total non-interest income	2,364	2,611	1,400
Total non-interest expenses	22,296	23,470	28,503
Income (loss) before provision for income taxes	10,759	11,364	(7,877)
Provision (benefit) for income taxes	2,927	3,071	(1,587)
Net income (loss)	$7,832	$8,293	$(6,290)

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’s financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2025	2025	2024	2025	2024
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (loss) (GAAP)	$7,832	$8,293	$(6,290)	$16,125	$(2,614)
Exclude provision (benefit) for income taxes	2,927	3,071	(1,587)	5,998	(463)
Exclude provision (credit) for credit losses	2,613	(41)	9,831	2,572	10,407
Net income before income tax and provision expense (Non-GAAP)	$13,372	$11,323	$1,954	$24,695	$7,330

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$3,553,327	$3,528,337	$3,468,433	$3,540,901	$2,944,622
Return on average assets (GAAP)	0.88%	0.94%	(0.73)%	0.91%	(0.18)%
Pre-tax pre-provision return on average assets (Non-GAAP)	1.51%	1.28%	0.23%	1.39%	0.50%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$377,413	$369,903	$334,809	$373,735	$271,238
Return on average equity (GAAP)	8.30%	8.97%	(7.39)%	8.63%	(1.91)%
Pre-tax pre-provision return on average equity (Non-GAAP)	14.17%	12.24%	2.33%	13.22%	5.40%

	Three months ended
	June 30,	March 31,		December 31,	September 30,	June 30,
(Dollars in thousands)	2025	2025		2024	2024	2024
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$380,002	$371,937		$362,685	$363,515	$350,242
Exclude goodwill	96,828	96,828		96,828	96,379	96,379
Exclude other intangibles assets	8,767	9,017		9,268	9,518	9,769
Tangible common equity (Non-GAAP)	$274,407	$266,092		$256,589	$257,618	$244,094

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$274,407	$266,092		$256,589	$257,618	$244,094

Common shares outstanding at end of period	19,130,508	19,061,009		18,974,674	18,945,988	18,939,531

Common shareholders’ equity (book value) per share (GAAP)	$19.86	$19.53	$19.19	$19.11	$19.19	$18.49
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$14.34	$13.97		$13.52	$13.60	$13.60

For the quarter ended June 30, 2025, the Company reported unaudited consolidated net income of $7,832,000 and diluted earnings per common share of $0.41, compared to consolidated net income of $8,293,000 and $0.44 per fully diluted share for the trailing quarter, and consolidated net loss of $6,290,000 and $0.33 per diluted share for the same period in 2024. The Company’s earnings during the quarter benefited from an increase in net interest income before provision for credit losses and a decrease in non-interest expenses. However, this was offset by the current quarter’s provision for credit losses on loans and a decrease in non-interest income.

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Community West Bancshares -- page 4
Annualized return on average equity (ROAE) for the quarter ended June 30, 2025 was 8.30%, compared to (7.39)% for the same period of 2024. Annualized return on average assets (ROAA) was 0.88% for the quarter ended June 30, 2025 compared to (0.73)% for the same period in 2024.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.95% for the quarter ended June 30, 2025, compared to 3.21% for the quarter ended June 30, 2024 and 3.02% for the quarter ended March 31, 2025.

Total average loans increased by $141,862,000 to $2,370,325,000 for the quarter ended June 30, 2025, from $2,228,463,000 for the quarter ended June 30, 2024 and increased by $36,328,000 from $2,333,997,000 for the quarter ended March 31, 2025. The year over year increase was due to organic loan growth throughout the Company’s expanded footprint. The effective yield on average loans was 6.71% for the quarter ended June 30, 2025, compared to 6.54% and 6.69% for the quarters ended June 30, 2024 and March 31, 2025, respectively.

The Company’s net interest margin (fully tax equivalent basis) was 4.10% for the quarter ended June 30, 2025, compared to 3.65% for the quarter ended June 30, 2024 and 4.04% for the quarter ended March 31, 2025. Net interest income, before provision for credit losses, increased by $4,247,000 or 14.62%, to $33,304,000 for the second quarter of 2025, compared to $29,057,000 for the same period in 2024. In addition to the increase in average loans due to the merger and organic loan growth, the Company's yield on interest earning assets has increased from 5.50% for the quarter ended June 30, 2024 to 5.65% for the quarter ended June 30, 2025. Additionally, the Company benefited from a decrease in the costs on interest-bearing liabilities, in which the cost of total deposits decreased to 1.43% from 1.71% when comparing the quarters ended June 30, 2025 and 2024. The decrease in the cost of deposits is primarily attributed to rate decreases in the money market and time deposit portfolios from both acquired deposits from the merger and the Company’s existing base. Net interest income during the three months ended June 30, 2025 and 2024 and March 31, 2025 benefited by approximately 31 basis points ($2,588,000), one basis point ($41,000), and 24 basis points ($2,052,000), respectively, from the net accretion of fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	June 30,	March 31,
(Dollars in thousands)	2025	2025	$ Change	% Change
Service charges	$505	$502	$3	0.6%
Interchange fees	492	516	(24)	(4.7)%
Appreciation in cash surrender value of bank owned life insurance	372	366	6	1.6%
Federal Home Loan Bank dividends	237	241	(4)	(1.7)%
Loan placement fees	180	237	(57)	(24.1)%
Net realized losses on sales and calls of investment securities	(15)	—	(15)	—%
Other income	593	749	(156)	(20.8)%
Total non-interest income	$2,364	$2,611	$(247)	(9.5)%

The decrease in total non-interest income for the quarter ended June 30, 2025 as compared to the trailing quarter was primarily driven by a decrease in loan servicing income and fair value adjustments of equity securities.
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Community West Bancshares -- page 5

	Six months ended June 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Service charges	$1,007	$864	$143	16.6%
Interchange fees	1,008	1,040	(32)	(3.1)%
Appreciation in cash surrender value of bank owned life insurance	738	622	116	18.6%
Federal Home Loan Bank dividends	478	317	161	50.8%
Loan placement fees	417	592	(175)	(29.6)%
Net realized losses on sales and calls of investment securities	(15)	(2,346)	2,331	(99.4)%
Other income	1,342	1,948	(606)	(31.1)%
Total non-interest income	$4,975	$3,037	$1,938	63.8%

Increases in non-interest income as compared to the prior year quarter are attributed to increased volume from the consummation of the merger as of April 1, 2024 and reduction in realized losses on sales and calls of investments securities. Realized losses on sales and calls of investment securities decreased to $15,000 for the six months ended June 30, 2025 compared to a loss of $2,346,000 for the six months ended June 30, 2024. The increase was partially offset by lower loan placement fees and other investment income year-to-date through June 30, 2025.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	June 30,	March 31,
(Dollars in thousands)	2025	2025	$ Change	% Change
Salaries and employee benefits	$12,260	$12,959	$(699)	(5.4)%
Occupancy and equipment	2,794	2,827	(33)	(1.2)%
Information technology	1,791	1,902	(111)	(5.8)%
Data processing expense	855	800	55	6.9%
Professional services	639	864	(225)	(26.0)%
Regulatory assessments	498	491	7	1.4%
ATM/Debit card expenses	397	393	4	1.0%
Amortization of core deposit intangibles	251	250	1	0.4%
Advertising	241	261	(20)	(7.7)%
Directors’ expenses	236	216	20	9.3%
Loan related expenses	164	212	(48)	(22.6)%
Personnel other	97	101	(4)	(4.0)%
Merger and acquisition expense	—	276	(276)	(100.0)%
Other expense	2,073	1,918	155	8.1%
Total non-interest expenses	$22,296	$23,470	$(1,174)	(5.0)%

During the second quarter of 2025, total non-interest expense decreased $1,174,000 as compared to the trailing quarter. The decrease was driven primarily by decreases in salary and employee benefits, professional services, and information technology. The decrease in salary and employee benefits was due to a reduction in payroll taxes. Professional services decreased due to lower legal fees and lower estimates for audit fees.

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Community West Bancshares -- page 6

	Six months ended June 30,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits	$25,219	$22,090	$3,129	14.2%
Occupancy and equipment	5,621	3,966	1,655	41.7%
Information technology	3,693	2,544	1,149	45.2%
Data processing expense	1,655	1,722	(67)	(3.9)%
Professional services	1,503	1,326	177	13.3%
Regulatory assessments	989	954	35	3.7%
ATM/Debit card expenses	790	632	158	25.0%
Advertising	502	440	62	14.1%
Amortization of core deposit intangibles	501	250	251	100.4%
Directors’ expenses	452	358	94	26.3%
Loan related expenses	376	226	150	66.4%
Merger and acquisition expense	278	5,939	(5,661)	(95.3)%
Personnel other	198	180	18	10.0%
Other expense	3,989	3,209	780	24.3%
Total non-interest expenses	$45,766	$43,836	$1,930	4.4%

Increases in non-interest expenses as compared to the prior year-to-date period was due to the consummation of the merger as of April 1, 2024, partially offset by a reduction in non-recurring merger expenses.

Balance Sheet Summary
Total assets for the period ended June 30, 2025 increased $55,040,000 or 1.6%, compared to the period ended December 31, 2024. Total average assets for the quarter ended June 30, 2025 were $3,553,327,000 compared to $3,468,433,000 for the quarter ended June 30, 2024 and $3,528,337,000 for the quarter ended March 31, 2025, an increase of $84,894,000 or 2.40% and an increase of $24,989,000 or 0.70%, respectively. As a result of the merger on April 1, 2024, the Company recorded goodwill of approximately $43 million and core deposit intangibles of $10 million.

For the quarter ended June 30, 2025, the Company’s average gross investment securities decreased by $105,213,000, or 11.30%, compared to the quarter ended June 30, 2024, and decreased by $12,446,000, or 1.50%, compared to the quarter ended March 31, 2025. This decrease compared to the prior year was the result of sales and maturities of available for sale (AFS) securities.

In comparing the quarter ended June 30, 2025 to the quarters ended June 30, 2024 and March 31, 2025, total average gross loans increased $141,862,000 or 6.40%, and increased by $36,328,000 or 1.60%, respectively.

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Community West Bancshares -- page 7
The following table shows the Company’s outstanding loan portfolio composition as of June 30, 2025 and December 31, 2024:

	June 30, 2025		December 31, 2024
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$159,055	6.5%	$143,422	6.1%
Agricultural production	27,597	1.2%	37,323	1.6%
Total commercial	186,652	7.7%	180,745	7.7%
Real estate:
Construction & other land loans	82,983	3.5%	67,869	2.9%
Commercial real estate - owner occupied	335,612	14.0%	323,188	13.9%
Commercial real estate - non-owner occupied	938,865	39.0%	913,165	39.1%
Farmland	136,587	5.7%	139,815	6.0%
Multi-family residential	143,007	6.0%	133,595	5.7%
1-4 family - close-ended	111,491	4.6%	123,445	5.3%
1-4 family - revolving	35,454	1.5%	35,421	1.5%
Total real estate	1,783,999	74.3%	1,736,498	74.4%
Consumer:
Manufactured housing	326,463	13.6%	322,263	13.8%
Other installment	100,759	4.2%	92,839	4.0%
Total consumer	427,222	17.8%	415,102	17.8%
Net deferred origination costs	1,514	0.1%	1,876	0.1%
Total gross loans	2,399,387	100.0%	2,334,221	100.0%
Allowance for credit losses	(28,722)		(25,803)
Total loans	$2,370,665		$2,308,418

The composition of deposits at June 30, 2025 and December 31, 2024 is summarized in the table below:

	June 30, 2025		December 31, 2024
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$451,739	15.1%	$470,548	16.2%
MMA accounts	861,088	28.8%	843,145	29.0%
Time deposits	478,835	16.0%	443,284	15.2%
Savings deposits	167,888	5.6%	172,976	5.9%
Total interest-bearing	1,959,550	65.5%	1,929,953	66.3%
Non-interest bearing	1,035,371	34.5%	980,824	33.7%
Total deposits	$2,994,921	100.0%	$2,910,777	100.0%

Total average deposits increased $78,964,000 or 2.70%, to $2,962,832,000 for the quarter ended June 30, 2025, compared to $2,883,868,000 for the quarter ended June 30, 2024, and increased $56,355,000, or 1.90%, compared to $2,906,477,000 for the quarter ended March 31, 2025. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.48% for the quarter ended June 30, 2025, compared to 37.36% and 34.30% for the quarters ended June 30, 2024 and March 31, 2025, respectively.

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Community West Bancshares -- page 8
The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $13,975,000 to $134,373,000 compared to $120,398,000 at December 31, 2024. The Company had $86,000,000 in short-term borrowings at June 30, 2025 compared to $133,442,000 at December 31, 2024.

At June 30, 2025 and December 31, 2024, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$134,373	$120,398
Unpledged investment securities	352,438	403,669
Excess pledged securities	89,188	69,866
FHLB borrowing availability	625,413	576,556
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,539	3,828
Total	$1,314,951	$1,284,317

Credit Quality
During the second quarter of 2025, the Company recorded net recoveries of $13,000 compared to $41,000 in net charge-offs for the same period in 2024. The net charge-off ratio reflects annualized net recoveries to average loans of 0.00% for the quarter ended June 30, 2025, compared to annualized net charge-offs of 0.01% for the quarter ended June 30, 2024. During the quarter ended June 30, 2025, the Company recorded a provision of $2,640,000 for losses on loans, compared to a $9,502,000 provision for loan losses for the quarter ended June 30, 2024. In addition to the provision for credit losses on loans for the quarter ended June 30, 2025, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $188,000 as compared to a provision of $182,000 in the prior year quarter. The Company recorded a provision for unfunded loan commitments totaling $161,000 for the quarter ended June 30, 2025 compared to a provision of $147,000 in the prior year quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2025	% of Total	March 31, 2025	% of Total	June 30, 2024	% of Total
Pass	$2,320,608	96.8%	$2,282,083	97.2%	$2,191,348	97.1%
Special mention	19,706	0.8%	17,209	0.7%	25,576	1.1%
Substandard	59,073	2.5%	47,605	2.0%	39,647	1.9%
Doubtful	—		—		—
Total	$2,399,387	100.0%	$2,346,897	100.0%	$2,256,571	100.0%
At June 30, 2025, the allowance for credit losses for loans was $28,722,000, compared to $25,803,000 at December 31, 2024, a net increase of $2,919,000 reflecting a provision for loan losses of $2,808,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.20% as of June 30, 2025 compared to 1.11% at December 31, 2024. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at June 30, 2025.
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Community West Bancshares -- page 9
Cash Dividend Declared
On July 16, 2025, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 15, 2025 to shareholders of record as of August 1, 2025. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp completed its merger transaction with Community West Bancshares. Shortly thereafter Community West Bank, a wholly owned subsidiary of Community West Bancshares, merged with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, with Central Valley Community Bank being the surviving banking institution. Effective with these mergers, the corporate names of Central Valley Community Bancorp and Central Valley Community Bank were changed to Community West Bancshares and Community West Bank, respectively.

Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.

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Community West Bancshares -- page 10

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2025	2024	2024

ASSETS
Cash and due from banks	$48,158	$28,029	$26,437
Interest-earning deposits in other banks	86,215	92,369	83,232
Total cash and cash equivalents	134,373	120,398	109,669
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $523,678 and $536,334 at June 30, 2025 and December 31, 2024, respectively	469,354	477,113	531,972
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $786 and $1,156 at June 30, 2025 and December 31, 2024, respectively	291,405	301,359	301,898
Equity securities, at fair value	6,705	6,586	6,551
Loans, less allowance for credit losses of $28,722 and $25,803 at June 30, 2025 and December 31, 2024, respectively	2,370,665	2,308,418	2,231,631
Bank premises and equipment, net	23,974	24,469	21,752
Bank owned life insurance	54,057	53,319	51,166
Federal Home Loan Bank stock	10,978	10,978	10,978
Goodwill	96,828	96,828	96,379
Core deposit intangibles	8,767	9,268	9,769
Accrued interest receivable and other assets	109,705	113,035	112,906
Total assets	$3,576,811	$3,521,771	$3,484,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,035,371	$980,824	$1,075,882
Interest bearing	1,959,550	1,929,953	1,793,418
Total deposits	2,994,921	2,910,777	2,869,300
Short-term borrowings	86,000	133,442	150,638
Senior debt and subordinated debentures	69,962	69,889	69,817
Accrued interest payable and other liabilities	45,926	44,978	44,674
Total liabilities	3,196,809	3,159,086	3,134,429
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 19,130,508 and 18,974,647 at June 30, 2025 and December 31, 2024, respectively	209,268	207,816	206,821
Retained earnings	221,542	209,984	204,250
Accumulated other comprehensive loss, net of tax	(50,808)	(55,115)	(60,829)
Total shareholders’ equity	380,002	362,685	350,242
Total liabilities and shareholders’ equity	$3,576,811	$3,521,771	$3,484,671

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Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30	March 31,	June 30,	June 30	June 30
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024

INTEREST INCOME:
Interest and fees on loans	$39,537	$38,425	$36,197	$77,962	$54,497
Interest on deposits in other banks	1,054	1,056	1,076	2,110	1,507
Interest and dividends on investment securities:
Taxable	4,127	4,350	5,328	8,477	10,828
Exempt from Federal income taxes	1,307	1,307	1,396	2,614	2,792
Total interest income	46,025	45,138	43,997	91,163	69,624
INTEREST EXPENSE:
Interest on deposits	10,538	10,388	12,266	20,926	17,285
Interest on short-term borrowings	1,281	1,673	1,758	2,954	2,379
Interest on senior debt and subordinated debentures	902	895	916	1,797	1,831
Total interest expense	12,721	12,956	14,940	25,677	21,495
Net interest income before provision (credit) for credit losses	33,304	32,182	29,057	65,486	48,129
PROVISION (CREDIT) FOR CREDIT LOSSES	2,613	(41)	9,831	2,572	10,407
Net interest income after provision (credit) for credit losses	30,691	32,223	19,226	62,914	37,722
NON-INTEREST INCOME:
Service charges	505	502	480	1,007	864
Net realized losses on sales and calls of investment securities	(15)	—	(1,974)	(15)	(2,346)
Other income	1,874	2,109	2,894	3,983	4,519
Total non-interest income	2,364	2,611	1,400	4,975	3,037
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,260	12,959	13,451	25,219	22,090
Occupancy and equipment	2,794	2,827	2,423	5,621	3,966
Other expense	7,242	7,684	12,629	14,926	17,780
Total non-interest expenses	22,296	23,470	28,503	45,766	43,836
Income (loss) before provision for income taxes	10,759	11,364	(7,877)	22,123	(3,077)
PROVISION (BENEFIT) FOR INCOME TAXES	2,927	3,071	(1,587)	5,998	(463)
Net income (loss)	$7,832	$8,293	$(6,290)	$16,125	$(2,614)
Net income (loss) per common share:
Basic earnings (loss) per common share	$0.41	$0.44	$(0.33)	$0.85	$(0.17)
Weighted average common shares used in basic computation	18,987,217	18,933,830	18,814,020	18,960,670	15,282,274
Diluted earnings (loss) per common share	$0.41	$0.44	$(0.33)	$0.85	$(0.17)
Weighted average common shares used in diluted computation	19,042,750	19,014,773	18,937,036	19,028,425	15,369,528
Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.24
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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
For the three months ended	2025	2025	2024	2024	2024
(In thousands, except share and per share amounts)
Net interest income	$33,304	$32,182	$32,024	$30,214	$29,057
Provision (credit) for credit losses	2,613	(41)	1,224	(518)	9,831
Net interest income after provision (credit) for credit losses	30,691	32,223	30,800	30,732	19,226
Total non-interest income	2,364	2,611	2,303	1,105	1,400
Total non-interest expense	22,296	23,470	23,188	27,677	28,503
Provision (benefit) for income taxes	2,927	3,071	3,020	775	(1,587)
Net income (loss)	$7,832	$8,293	$6,895	$3,385	$(6,290)
Basic earnings (loss) per common share	$0.41	$0.44	$0.37	$0.18	$(0.33)
Weighted average common shares used in basic computation	18,987,217	18,933,830	18,860,895	18,843,606	18,814,020
Diluted earnings (loss) per common share	$0.41	$0.44	$0.36	$0.18	$(0.33)
Weighted average common shares used in diluted computation	19,042,750	19,014,773	18,981,835	18,965,434	18,937,036

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
As of and for the three months ended	2025	2025	2024	2024	2024
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.20%	1.11%	1.11%	1.08%	1.11%
Non-performing assets to total assets	0.19%	0.20%	0.18%	0.09%	0.08%
Total non-performing assets	$6,769	$6,936	$6,461	$3,250	$2,805
Total nonaccrual loans	$6,769	$6,936	$6,461	$3,250	$2,805
Total substandard loans	$59,073	$47,605	$44,294	$39,637	$39,647
Total special mention loans	$19,706	$17,209	$17,384	$28,799	$25,576
Net loan charge-offs (recoveries)	$(13)	$(125)	$59	$(162)	$41
Net charge-offs (recoveries) to average loans (annualized)	—%	(0.02)%	0.01%	(0.03)%	0.01%
Book value per share	$19.86	$19.53	$19.11	$19.19	$18.49
Tangible book value per share (1)	$14.34	$13.97	$13.52	$13.60	$12.89
Total equity	$380,002	$371,937	$362,685	$363,515	$350,242
Tangible common equity (1)	$274,407	$266,092	$256,589	$257,618	$244,094
Cost of total deposits	1.43%	1.45%	1.49%	1.69%	1.71%
Interest and dividends on investment securities exempt from Federal income taxes	$1,307	$1,307	$1,319	$1,372	$1,396
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.10%	4.04%	3.95%	3.69%	3.65%
Return on average assets (3)	0.88%	0.94%	0.78%	0.38%	(0.73)%
Return on average equity (3)	8.30%	8.97%	7.55%	3.84%	(7.39)%
Loan to deposit ratio	80.12%	80.13%	80.19%	78.62%	78.65%
Efficiency ratio	62.51%	67.38%	67.55%	88.37%	93.58%
Tier 1 leverage - Bancorp	9.48%	9.36%	9.17%	9.38%	9.14%
Tier 1 leverage - Bank	11.25%	11.12%	10.94%	11.24%	11.03%
Common equity tier 1 - Bancorp	11.42%	11.39%	11.15%	11.12%	11.36%
Common equity tier 1 - Bank	13.76%	13.75%	13.54%	13.55%	13.94%
Tier 1 risk-based capital - Bancorp	11.59%	11.57%	11.33%	11.30%	11.55%
Tier 1 risk-based capital - Bank	13.76%	13.75%	13.54%	13.55%	13.94%
Total risk-based capital - Bancorp	13.89%	13.82%	13.58%	13.55%	13.87%
Total risk based capital - Bank	14.84%	14.75%	14.54%	14.53%	14.96%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended June 30, 2025			For the Three Months Ended March 31, 2025			For the Three Months Ended June 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$96,136	$1,054	4.39%	$93,217	$1,056	4.53%	$84,395	$1,076	5.10%
Securities
Taxable securities	590,791	4,127	2.79%	602,427	4,350	2.89%	681,934	5,328	3.13%
Non-taxable securities (1)	239,197	1,654	2.77%	240,007	1,655	2.76%	253,267	1,767	2.79%
Total investment securities	829,988	5,781	2.79%	842,434	6,005	2.85%	935,201	7,095	3.03%
Total securities and interest-earning deposits	926,124	6,835	2.95%	935,651	7,061	3.02%	1,019,596	8,171	3.21%
Loans (2) (3)	2,364,456	39,537	6.71%	2,327,832	38,425	6.69%	2,226,858	36,197	6.54%
Total interest-earning assets	3,290,580	$46,372	5.65%	3,263,483	$45,486	5.65%	3,246,454	$44,368	5.50%
Allowance for credit losses	(26,151)			(25,858)			(26,194)
Non-accrual loans	5,869			6,165			1,605
Cash and due from banks	35,607			35,918			26,624
Bank premises and equipment	23,939			24,326			21,074
Other assets	223,483			224,303			198,870
Total average assets	$3,553,327			$3,528,337			$3,468,433
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$601,559	$1,034	0.69%	$586,698	$859	0.59%	$502,333	$239	0.19%
Money market accounts	876,609	5,070	2.32%	872,896	5,100	2.37%	816,224	5,696	2.81%
Time certificates of deposit	463,151	4,434	3.84%	449,962	4,429	3.99%	487,779	6,331	5.22%
Total interest-bearing deposits	1,941,319	10,538	2.18%	1,909,556	10,388	2.21%	1,806,336	12,266	2.73%
Other borrowed funds	167,636	2,183	5.15%	206,162	2,568	4.98%	207,108	2,674	5.16%
Total interest-bearing liabilities	2,108,955	$12,721	2.42%	2,115,718	$12,956	2.48%	2,013,444	$14,940	2.98%
Non-interest bearing demand deposits	1,021,513			996,921			1,077,532
Other liabilities	45,445			45,795			42,648
Shareholders’ equity	377,413			369,903			334,809
Total average liabilities and shareholders’ equity	$3,553,326			$3,528,337			$3,468,433
Interest income and rate earned on average earning assets		$46,372	5.65%		$45,486	5.65%		$44,368	5.50%
Interest expense and interest cost related to average interest-bearing liabilities		12,721	2.42%		12,956	2.48%		14,940	2.98%
Net interest income and net interest margin (4)		$33,651	4.10%		$32,530	4.04%		$29,428	3.65%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $347, $351, and $371 at June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(2)    Loan interest income includes loan (costs) fees of $217, $(117), and $139 at June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 16

	For the Six Months Ended June 30, 2025			For the Six Months Ended June 30, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$94,684	$2,110	4.46%	$59,297	$1,507	5.08%
Securities
Taxable securities	596,577	8,477	2.84%	698,046	10,828	3.10%
Non-taxable securities (1)	239,600	3,309	2.76%	253,688	3,536	2.79%
Total investment securities	836,177	11,786	2.82%	951,734	14,364	3.02%
Total securities and interest-earning deposits	930,861	13,896	2.99%	1,011,031	15,871	3.14%
Loans (2) (3)	2,346,244	77,962	6.70%	1,754,964	54,497	6.24%
Total interest-earning assets	3,277,105	$91,858	5.65%	2,765,995	$70,368	5.12%
Allowance for credit losses	(26,005)			(20,271)
Non-accrual loans	6,017			802
Cash and due from banks	35,762			26,699
Bank premises and equipment	24,131			17,626
Other assets	223,891			153,771
Total average assets	$3,540,901			$2,944,622
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$594,170	$1,893	0.64%	$461,872	$466	0.20%
Money market accounts	874,763	10,170	2.34%	665,566	8,568	2.59%
Time certificates of deposit	456,593	8,863	3.91%	337,777	8,251	4.91%
Total interest-bearing deposits	1,925,526	20,926	2.19%	1,465,215	17,285	2.37%
Other borrowed funds	186,792	4,751	5.09%	164,763	4,210	5.11%
Total interest-bearing liabilities	2,112,318	$25,677	2.45%	1,629,978	$21,495	2.64%
Non-interest bearing demand deposits	1,009,228			1,004,289
Other liabilities	45,619			39,117
Shareholders’ equity	373,735			271,238
Total average liabilities and shareholders’ equity	$3,540,900			$2,944,622
Interest income and rate earned on average earning assets		$91,858	5.65%		$70,368	5.12%
Interest expense and interest cost related to average interest-bearing liabilities		25,677	2.45%		21,495	2.64%
Net interest income and net interest margin (4)		$66,181	4.07%		$48,873	3.55%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $695 and $743 at June 30, 2025 and June 30, 2024, respectively.
(2)    Loan interest income includes loan (costs) fees of $316 and $120 at June 30, 2025 and June 30, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617